UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016 (April 27, 2016)

Blue Sphere Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262
(Address of principal executive offices) (Zip Code)

704-909-2806
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 8.01

Other Events.

Adoption of Code of Ethics

On April 27, 2016, our Board of Directors approved and adopted a code of ethics (the “Code of Ethics”). The Code of Ethics is applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer and principal financial officer. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules and regulations; rules to promote full, fair, accurate, timely and understandable disclosure; use of Company assets and corporate opportunities; confidentiality; fair dealing; and reporting and enforcement. This description of the Code of Ethics is qualified in its entirety by reference to the Code of Ethics, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K. The Code of Ethics will also be posted on the Company’s website.

Adoption of Anti-Harassment Policy

On April 27, 2016, our Board of Directors approved and adopted an anti-harassment policy (the “Anti-Harassment Policy”). The Anti-Harassment Policy is applicable to all directors, officers and employees of the Company and addresses, among other things, fair treatment of individuals in the workplace. This description of the Anti-Harassment Policy is qualified in its entirety by reference to the Anti-Harassment Policy, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Anti-Harassment Policy will also be posted on the Company’s website.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

14.1	Code of Ethics of Blue Sphere Corporation

99.1	Anti-Harassment Policy of Blue Sphere Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: April 29, 2016	By:	/s/ Shlomi Palas
	Name:	Shlomi Palas
	Title:	President and Chief Executive Officer